UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2017

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37721 (Commission File Number)	95-4405754 (IRS Employer Identification No.)

520 Newport Center Drive, 12th Floor Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)
(949) 480-8300
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                 Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported, on April 19, 2017, the Board of Directors (the “Board”) of Acacia Research Corporation (“Acacia”) appointed Robert B. Stewart, Jr. to serve as Acacia’s President. On September 18, 2017, Acacia Research Group LLC (“ARG”), a Texas limited liability company and wholly-owned subsidiary of Acacia, entered into an Employment Agreement with Mr. Stewart (the “Employment Agreement”), pursuant to which Mr. Stewart will receive an annual base salary of $400,000 and will be eligible to receive annual cash incentive compensation as determined by the Board in accordance with Acacia’s executive compensation program (the “Executive Compensation Program”). Mr. Stewart will also be eligible to receive equity awards as determined by the Board in accordance with the Executive Compensation Program and Acacia’s equity compensation plans. In addition, Mr. Stewart will be entitled to certain benefits and perquisites, including, but not limited to, vacation and holidays, sick leave, and health insurance, to the extent and on the terms made available to other similarly situated employees, and severance compensation upon the occurrence of certain events.
The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed with Acacia’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION
Date: September 18, 2017                        /s/ Edward J. Treska
Executive Vice President, General Counsel and Secretary